EXHIBIT 10.2

AMENDMENT ( “Amendment”) TO SUBLEASE AGREEMENT BY AND BETWEEN REGEN BIOPHARMA, INC. AND BST PARTNERS

WHEREAS
1) Regen BioPharma, Inc. (“Subtenant”) and BST Partners (Sublessor) are party to that sublease agreement (“Sublease Agreement”) effective as of January 14, 2022

2) Subtenant agrees that in addition to the base rent of $5,000 per month to be paid by Subtenant to Sublessor Subtenant shall also reimburse Sublessor for any and all shared expenses as such termmis defined within the original lease agreement by and between the Sublessor and CIF LaMesa LLP beginning January 1, 2024.

3) Sublessor and Subtenant agree that except as otherwise specifically modified in this Amendment, the Sublease Agreement has not been modified, supplemented, amended, or otherwise changed in any way and the Sublease Agreement remains in full force and effect between the parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Sublease Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties,

AGREED TO BY:

BST PARTNERS, Inc.	REGEN BIOPHARMA,INC.

By:/s/ David Koos	By:/s/ David Koos
Chairman and CEO	Chairman and CEO

4/26/2024	4/26/2024